EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-269440),
(2)	Registration Statement (Form S-3 No. 333-266984),
(3)	Registration Statement (Form S-3 No. 333-260529),
(4)	Registration Statement (Form S-8 No. 333-228045), and
(5)	Registration Statement (Form S-8 No. 333-261128);

of our report dated March 20, 2023, with respect to the consolidated financial statements of RVL Pharmaceuticals plc included in this Annual Report (Form 10-K) of RVL Pharmaceuticals plc for the year ended December 31, 2022.

/s/Ernst & Young LLP

Iselin, New Jersey
March 20, 2023